SUPPLEMENTARY CONTRACT



Party A: Huizhou Highway Property Development Company
Party B: Guanghui Highway Project Company Limited


Through friendly consultation, Parties A and B both agree to establish a Sino-foreign Joint Venture called Guanghui Highway Development Company Limited (hereinafter "Joint Venture") and have signed a Joint Venture Contract in relation to the establishment of Guanghui Highway Development Company Limited (hereinafter "Joint Venture Contract") in the 5th day of August, 1996. The following shall be added to the Joint Venture Contract:

1. The supplementary illustrations of the income of the Joint Venture and its allocation in Section 1 of Chapter 12 in the Joint Venture Contract are as follows:

       Both Parties agree to allocate the income from the Joint Venture according to the agreed ratio and methods below.

       In order to guarantee the investment return (hereinafter "agreed return, it will be calculated by installments in accordance with the actual amount injected and the timing of injection into the bank account of the Joint Venture by Party B) for the capital injected by Party B into the Joint Venture for the first 7 years (ie. From the first to the seventh year) shall not be less than 22% (annual investment return rate), Party B shall take precedence to get the remaining net amount (hereinafter "net amount for distribution") after the deduction of 15% regular expenses, taxes and other expenses from the annual revenue of the Joint Venture. In case the net amount for distribution is less than the agreed return, Party A shall directly pay the insufficient portion to Party B. The Joint Venture and Party A shall pay off the agreed return to Party B quarterly (on 31 March, 30 June, 30 September and 31 December each year) according to the above stipulation.

Both Parties agree that from the eighth year since the establishment of the Joint Venture, Party A shall get 30% from the net amount for distribution from the Joint Venture as the return for distribution (hereinafter "precedence to distribute the return) that Party A shall take precedence to distribute the return, until the total accumulated amount of the return that Party A takes the precedence to distribute is equivalent to the principal and interest of the capital injected by Party A (with an annual return rate of 13.5%). The above period is called "period for Party A takes precedence to distribute". Both


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Parties anticipate that the period for Party A takes precedence for distribution shall be less than 10 years.

The formula of the calculation of the distribution of return by Party A's precedence is as follow:

     In case Y is the total number of days that Party's precedence to distribute the return:

     The total accumulated amount of the return distributed in precedence to Party A with the distribution period in precedence = total amount of capital injected by Party A X [ 1+13.5% X (7+Y/365)]

During the period that Party A takes the precedence for distribution, the remaining amount, after the deduction of the return for distribution in precedence, of the net amount for distribution shall be distributed by Party A and Party B according to the ratio of 2:8 respectively. Beyond the above period, the total net amount for distribution shall be distributed by Party A and Party B according to the ratio of 2:8 respectively.

2. The following shall be added to Section 1 of Chapter 12 in the Joint Venture Contract about the settlement of disputes:

Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations between both Parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Shenzhen Branch, China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both Parties. All expenses occurred by the arbitration shall be borne by the Party who loses the arbitration proceedings.

3. Others:

This supplementary contract shall be written in Chinese with two original copies. They shall be signed and sealed by Party A and Party B and each Party shall keep one copy.


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Party A: Huizhou Highway Property Development Company

Party B: Guanghui Highway Project Company Limited


Authorized Representative:                     Authorized Representative:



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Seal:                                                  Seal:






                               30th October, 1996


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